SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 6, 2007
Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

120 Genesis Boulevard, Bridgeport, WV  26330
Address of Principal Executive Offices

304-842-3597
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 2.02.                      Results of Operations and Financial Condition

On Thursday, November 6, 2008, the Company reported its 2008 third quarter and first nine months operating and financial results.  A copy of the news release is attached by reference as Exhibit 99.1.

The Company scheduled a conference call with investors on Thursday, November 6, 2008, at 4:00 pm ET to discuss third quarter 2008 results.  A Form 8-K of the PowerPoint presentation was filed with the Securities and Exchange Commission on Thursday, November 6, 2008.

The information included in this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in the filing.

The press release furnished as an exhibit to this report includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by the Company from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, we disclaim any obligation to publicly update or revise forward-looking statements after the date of this report to conform them to actual results.

Item 9.01.                        Financial Statements and Exhibits.

Exhibit No.	Description
99.1	PRESS RELEASE: Petroleum Development Announces Third Quarter 2008 Results; 32% increase in quarterly production; 56% increase in realized pricing for third quarter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	November 12, 2008

By:	/s/ Richard W. McCullough
Richard W. McCullough
CEO and President